Exhibit 99.2

January 21, 2016

Subject to FRE 408 & All Other Applicable Privileges

and Confidentiality Agreements

Peabody Energy Corporation (the “Issuer”)

Exchange Offer

Any and all of the Issuer’s

6.00% Senior Notes due November 2018 (the “Existing Notes”)

This proposal for the Issuer’s Exchange Offer is preliminary and non-binding and shall not be construed as a commitment to take any steps to effect the Exchange, the Exchange Offer or any other transaction.

Summary of Principal Terms

Exchange:

Any and all the outstanding Existing Notes held by qualified institutional buyers for the following:

(i)     $164.60 in principal amount of new 6% Pari Passu Secured First Lien Notes due 2020 (the “New Pari Passu Secured First Lien Notes”) issued by the Issuer for each $1,000 in principal amount of Existing Notes exchanged, which New Pari Passu Secured First Lien Notes shall in any event not exceed a cap equal to $250 million;

(ii)    A to-be-determined principal amount of new 6% Pari Passu NPP Secured First Lien Notes due 2020 (the “New Pari Passu NPP Secured First Lien Notes”, and together with the New Pari Passu Secured First Lien Notes, the “Pari Passu Secured First Lien Notes”) issued by the Issuer for each $1,000 in principal amount of Existing Notes exchanged based upon the maximum principal amount of obligations permitted to be secured by Section 7.01(w) of the Existing First Lien Credit Agreement;[1]

(iii)  $217.28 in principal amount of new 6% NG Secured Notes due 2020 (the “New NG Secured Notes”) issued by the NG Notes Issuer (as defined below) for each $1,000 in principal amount of Existing Notes exchanged, which New NG Secured Notes shall in any event (A) not exceed an original principal amount of $330 million in the aggregate and (B) be secured by the NG Notes Assets (as defined below) that constitute Non-Principal Property Mines (as defined below); and

(iv)   Assuming 100% participation in the Exchange Offer, the holders of Existing Notes who participate in the Exchange Offer will receive 10% of the outstanding equity of the Issuer (on a pro forma basis).

[1]	Assuming the basket in Section 7.01(w) is $150 million, $98.76 of New Pari Passu NPP Secured First Lien Notes will be issued by the Issuer for each $1,000 in principal amount of Existing Notes exchanged. In the event that the basket under Section 7.02(w) of the Existing First Lien Credit Agreement does not permit the issuance of at least $150 million New Pari Passu NPP Secured Notes, the principal amount of the New NG Secured Notes shall be increased dollar for dollar by such shortfall.

If less than 100% of the Existing Notes are exchanged (such remaining amount of New Pari Passu Secured First Lien Notes, the “Residual Notes”), (i) the above conversion percentages shall remain unchanged and (ii) those holders of Existing Notes who participate in the Exchange will also be entitled to tender other unsecured notes of the Issuer in the Exchange for Residual Notes at prices and priority levels to be determined by the Issuer and accepted or rejected by such holders in their sole discretion.

50% of accrued but unpaid interest on the Existing Notes that are exchanged shall be payable in cash at closing and 50% shall be payable in the form of additional New NG Secured Notes issued at closing.

Conditions:

The closing of the Exchange will be conditioned on:

(i)     a minimum of [    ]% of the aggregate principal amount of the Existing Notes electing to participate in the Exchange Offer (the “Minimum Condition”);

(ii)    the Issuer forming a single direct or indirect wholly owned subsidiary organized as a Delaware limited liability company that is designated as an “Unrestricted Subsidiary” under the Existing First Lien Credit Agreement (the “NG Notes Issuer”) and into which substantially all assets associated with the following mines are contributed on or prior to the closing of the Exchange unless other credit support is provided that is satisfactory to the holders of the Existing Notes that are being exchanged: (i) the Kayenta Mine (the “Principal Property Mine”) and (ii) the Francisco U/G Mine, the Gateway/Gateway North Mine and the Wild Boar Mine (collectively, the “Non-Principal Property Mines” and, together, with the Principal Property Mine, the “NG Notes Assets”);

(iii)  the NG Notes Issuer being set up as a bankruptcy remote entity subject to the terms set forth on Annex I attached hereto;

(iv)   [the receipt by the Issuer of not less than $500 million in net cash proceeds from asset sales from and after the commencement date of the Exchange Offer, including net cash proceeds from sales of mines other than the NG Notes Mines; and]

(v)    customary additional conditions.

For the avoidance of doubt, the Exchange Offer will not be conditioned on any new money financing or obtaining consent from the lenders under the Existing First Lien Credit Agreement (as defined below).

New Pari Passu Secured First Lien Notes

Issuer:	Peabody Energy Corporation.

Maturity:	September 15, 2020.

Interest:	Payable semi-annually in cash at 6.0% per annum.

Ranking:	Pari passu with the Issuer’s existing first lien credit facilities (the “Existing First Lien Facilities”) evidenced by that certain credit agreement, dated as of June 18, 2010, as amended prior to the date hereof, including by that certain Omnibus Amendment Agreement, dated as of February 5, 2015 (as amended, the “Existing First Lien Credit Agreement”).

Guarantors:	Identical to the subsidiaries of the Issuer (the “Guarantors”) that guaranty the Existing First Lien Facilities after giving effect to the creation of the NG Notes Issuer.

Security:	Identical to the collateral securing the Existing First Lien Facilities.

Pari Passu Intercreditor Agreement	Intercreditor agreement (the “New Pari Passu Intercreditor Agreement”) among the Issuer, the administrative agent under the Existing First Lien Credit Agreement and the collateral trustee of the New Pari Passu Secured First Lien Notes, and substantially in the form of Exhibit I-2 of the Existing First Lien Credit Agreement, subject to changes to reflect current market practice or which are not adverse to the lenders under the Existing First Lien Credit Agreement.

First Lien/Second Lien Intercreditor:	The New Pari Passu Secured First Lien Notes will constitute “Additional Senior Debt” under that certain intercreditor agreement, dated March 16, 2015, among Peabody Energy Corporation, the other grantor parties thereto, U.S. Bank, National Association, as Second Priority Representative, and Citibank, N.A., as Senior Representative (the “First Lien/Second Lien Intercreditor Agreement”).

Mandatory Redemption:	Substantially the same as the Existing First Lien Credit Agreement, subject to the pro rata application of any payments as among the loans under the Existing First Lien Credit Agreement and the New Pari Passu First Lien Secured Notes in accordance with the Pari Passu Intercreditor Agreements (defined below).

Optional Redemption:	The Issuer may redeem the New Pari Passu Secured First Lien Notes at par plus accrued but unpaid interest at the non-default rate to, but excluding, the date of redemption.

Change of Control:	The Issuer will be required to make an offer to repurchase the New Pari Passu Secured First Lien Notes following the occurrence of a “change of control triggering event” (to be defined in a manner consistent with the Existing Notes) at a price in cash equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest at the non-default rate to, but excluding, the date of repurchase.

Covenants and Events of Default:

To be consistent with the Existing First Lien Credit Agreement, except as follows:

(a)    no maintenance covenants shall be required;

(b)    the restricted group shall not be permitted to incur any additional first lien debt other than Permitted Refinancing Indebtedness (as defined in the Credit Agreement); provided that reductions in the revolving commitments under the Existing First Lien Credit Agreement (other than “term outs” of the revolver that constitute Permitted Refinancing Indebtedness) shall not, for the avoidance of doubt, increase the amount of first lien debt that can be incurred under the New Pari Passu First Lien Indenture;

(c)    the restricted group shall not be permitted to make any investments (whether through the contribution of assets, the guaranty of obligations or otherwise) in an Unrestricted Subsidiary other than the NG Notes Issuer to the extent such investment would be permitted by the Existing First Lien Credit Agreement; and

(d)    a new covenant will be added restricting the ability of non-guarantor subsidiaries (including unrestricted subsidiaries) of the Issuer from incurring indebtedness (including the the New NG Secured Notes) in excess of $500 million at any one time or guaranteeing any indebtedness in excess of $250 million at any one time.

Governing Law:	New York.

New Pari Passu NPP Secured First Lien Notes

Issuer:	Peabody Energy Corporation.

Maturity:	September 15, 2020.

Interest:	Payable semi-annually in cash at 6.0% per annum.

Ranking:	Pari passu with the Issuer’s Existing First Lien Credit Facilities.

Guarantors:	Identical to the subsidiaries of the Issuer (the “Guarantors”) that guaranty the Existing First Lien Facilities after giving effect to the creation of the NG Notes Issuer.

Security:	Limited to collateral securing the Existing First Lien Facilities other than any collateral consisting of Principal Property or Specified Capital Stock and Indebtedness.

Pari Passu NPP Intercreditor Agreement	Intercreditor agreement (the “Pari Passu NPP Intercreditor Agreement”and together with the New Pari Passu Intercreditor Agreement, the “Pari Passu Intercreditor Agreements”) among the Issuer, the administrative agent under the Existing First Lien Credit Agreement and the collateral trustee of the New Pari Passu NPP Secured First Lien Notes, and substantially in the form of Exhibit I-2 of the Existing First Lien Credit Agreement, subject to changes to reflect current market practice or which are not adverse to the lenders under the Existing First Lien Credit Agreement.

First Lien/Second Lien Intercreditor:	The New Pari Passu NPP Secured First Lien Notes will constitute “Additional Senior Debt” under the First Lien/Second Lien Intercreditor Agreement.

Mandatory Redemption:	Substantially the same as the Existing First Lien Credit Agreement, subject to the pro rata application of any payments as among the loans under the Existing First Lien Credit Agreement and the New Pari Passu First Lien Secured Notes in accordance with the Pari Passu Intercreditor Agreements.

Optional Redemption:	The Issuer may redeem the New Pari Passu NPP Secured First Lien Notes at par plus accrued but unpaid interest at the non-default rate to, but excluding, the date of redemption.

Change of Control:	The Issuer will be required to make an offer to repurchase the New Pari Passu NPP Secured First Lien Notes following the occurrence of a “change of control triggering event” (to be defined in a manner consistent with the Existing Notes) at a price in cash equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest at the non-default rate to, but excluding, the date of repurchase.

Covenants and Events of Default:	To be substantially identical to the covenants applicable to the New Pari Passu Secured First Lien Notes.

Governing Law:	New York.

New NG Secured Notes

NG Notes Issuer:	NG Notes Issuer.

Maturity:	September 15, 2020.

Interest:	Payable semi-annually in cash at 6% per annum.

Ranking:	Senior secured.

Guarantors:	None.

Collateral:	NG Notes Assets that constitute the Non-Principal Property Mines.

Mandatory Redemption:	None.

Optional Redemption:	The NG Notes Issuer may redeem the New NG Secured Notes at par plus accrued but unpaid interest at the non-default rate to, but excluding, the date of redemption.

Change of Control:	The NG Notes Issuer will be required to make an offer to repurchase the New NG Secured Notes following the occurrence of a “change of control triggering event” with respect to Peabody Energy Corporation (to be defined in a manner consistent with the Existing Notes) at a price in cash equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest at the non-default rate to, but excluding, the date of repurchase.

Registration Rights:	None.

Free Cash Flow Sweep	The NG Notes Issuer shall redeem the New NG Secured Notes without premium or penalty in an amount equal to 10% of Free Cash Flow. “Free Cash Flow” is to be defined with respect to the NG Notes Issuer as (i) EBITDA less (ii) SG&A Overhead Payments less (ii) unfinanced capital expenditures and certain investments less (iii) cash interest expense less (iv) cash taxes (or any other cash payments made pursuant to a tax sharing agreement) less (v) all other cash items added back to net income in the calculation of EBITDA less (vi) other items to be mutually agreed. “SG&A Overhead” is to be defined as SG&A allocated to the NG Notes Issuer pursuant to a cost sharing agreement acceptable to the NG Noteholders (the “Cost Sharing Agreement”), which SG&A Overhead for any fiscal year shall not exceed the lesser of (x) 20% of the SG&A of the Issuer and its subsidiaries on a consolidated basis for such fiscal year and (y) $30 million (which amount in this clause (y) shall grow at the CPI pursuant to an annual adjustment).

Covenants and Events of Default:	Customary high-yield covenants and events of default applicable to the NG Notes Issuer, which shall in any event include financial reporting obligations with respect to the NG Notes Issuer and negative covenants with respect to debt, liens, restricted payments (including investments), affiliate transactions, asset sales and mergers. In addition, the NG Notes Issuer shall be subject to the bankruptcy remote provisions set forth on Annex I attached hereto. In no event will the NG Notes Issuer be permitted [to have any subsidiaries, ]to sell assets outside the ordinary course of business (other than the sale of assets not constituting NG Notes Assets or assets contributed to incur Additional NG Secured Notes that are contributed to the NG Notes Issuer by its parent companies substantially concurrently with such sale), to guaranty any of the obligations of Peabody Energy Corporation or any of its subsidiaries or to incur any additional indebtedness for borrowed money (other than the incurrence of additional notes that are issued under the indenture pursuant to which the New NG Secured Notes are issued (“Additional NG Secured Notes”) subject to (i) such Additional NG Secured Notes being pari passu in right of payment and lien priority to the New NG Secured Notes, (ii) such Additional NG Secured Notes having substantially the same other terms (including effective yield and weighted average life to maturity) as the New NG Secured Notes, (iii) the aggregate principal amount of Additional NG Secured Notes shall not to exceed, when taken together with any other debt for borrowed money incurred by non-guarantor subsidiaries of the Issuer, $500 million at any time, and (iv) on a pro forma basis after giving effect to the incurrence of such Additional NG Secured Notes and any assets contributed to the NG Notes Issuer in connection therewith the NG Note Issuer’s ratio of funded debt to EBITDA does not (i) increase or (ii) exceed 3.00x). The NG Notes Issuer shall have the right to make (a) SG&A Overhead Payments pursuant to the Cost Sharing Agreement so long as no Default or Event of Default has occurred and is continuing and (b) dividends to its parent with Free Cash Flow that is not swept pursuant to the Free Cash Flow Sweep so long as: (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Total Leverage Ratio of the NG Notes Issuer is less than 3.75x and (iii) the NG Notes Issuer has Liquidity (defined as unrestricted cash and cash equivalents of the NG Notes Issuer) of at least $10 million on a pro forma basis after giving effect to such dividend (each a “Permitted NG Notes Issuer Distribution”).

Governing Law:	New York.

New Equity

Common Stock:	Assuming 100% participation in the Exchange Offer, the holders of Existing Notes who participate in the Exchange Offer (the “Participants”) will receive 10% of the outstanding equity of the Issuer (on a pro forma basis).

Board Rights:	None.

Registration Rights:	Customary demand and piggyback registration rights.

Annex I

Bankruptcy Remote Provisions

1.	The NG Notes Issuer shall be a newly formed direct or indirect subsidiary of the Issuer organized as a Delaware limited liability company.

2.	The NG Notes Issuer shall have a board of managers, with no more than 3 (three) managers serving on such board, at least one (1) of which will, at all times, be an Independent Manager (as defined below).

3.	The NG Notes Indenture and the organizational documents of the NG Notes Issuer (the “Organizational Documents”) shall, among other things:

(a) require the consent of the Independent Manager in its sole and absolute discretion to, among other things, (1) initiate, institute, consent to, participate in or otherwise effect any Bankruptcy (to be mutually defined), liquidation or dissolution of the NG Notes Issuer or (2) amend, modify or waive any provision in the Organizational Documents that supports the “bankruptcy remoteness” of the NG Notes Issuer, including, without limitation, the other requirements set forth on this Annex I;

(b) require a certificate from the chief financial officer of the NG Notes Issuer to the Independent Manager at least 5 business days prior to making any dividend or other distribution on account of its equity interests which certifies that such dividend or other distribution constitutes a Permitted NG Notes Distribution and includes financial calculations reasonably acceptable to the Independent Manager demonstrating the same (it being understood and agreed that no dividend or other distribution shall be permitted to be made unless and until such calculations are reasonably acceptable to the Independent Manager);

(c) include a mechanism to be mutually agreed that allows the Majority Holders with the consent of the NG Notes Issuer (not to be unreasonably withheld, conditioned or delayed) to replace the Independent Manager;

(d) to the fullest extent permitted by law, require the Independent Manager to consider the interests of, and have a fiduciary duty to, the NG Noteholders in connection with any actions specified in Paragraph 3(a) above that require the vote or consent of the Independent Manager and to waive any fiduciary duties to the NG Notes Issuer or any equityholder in respect thereof;

(e) include covenants consistent with those in the NG Notes Indenture and other customary separateness covenants, in each case, that cannot be amended or waived without the consent of the Independent Manager;

(f) require the NG Notes Issuer to reimburse the reasonable and documented out-of-pocket expenses of the Independent Manager incurred in connection with acting in his or her capacity as such;

(g) require the NG Notes Issuer to (i) permit the Independent Manager attend any meeting of the board of managers of the NG Notes Issuer; and (ii) notify the Independent Manager of any such meetings no later than concurrently with the delivery of notice thereof to any other member of the board of managers of the NG Notes Issuer, and provide the Independent Manager with copies of any documents or materials to be provided in connection with such meetings or otherwise provided to any other member of the board of managers of the NG Notes Issuer; providing that the Independent Manager shall not have any voting rights with respect to any actions by the NG Notes Issuer other than as set forth in Paragraphs 3(a), 3(b) and 3(e) above; and

(h) require all managers to, to the fullest extent permitted by law, to consider the interests of the creditor before initiating, instituting, consenting to, participating in or otherwise effect any Bankruptcy (to be mutually defined), liquidation or dissolution of the NG Notes Issuer.

“Independent Manager” means an individual designated by the Majority Holders and approved by the NG Notes Issuer (such approval not to be unreasonably withheld, conditioned or delayed).